UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 11, 2013

Tompkins Financial Corporation

(Exact Name of Registrant as specified in Charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York	14851
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On July 11, 2013, Tompkins Financial Corporation (the “Company”) issued a notice of full redemption of the First Leesport Capital Trust I 10 7/8% Junior Subordinated Deferrable Interest Debentures Due 2030 (CUSIP Number U32064203) (the “Securities”). The Company will redeem all of the Securities, which have an aggregate principal amount of $5,000,000, by a cash payment on Monday, September 9, 2013 at a redemption price equal to 103.806% of the principal amount of the Securities, plus any accrued and unpaid interest up to September 8, 2013 (the “Redemption Date”). Upon completion of the redemption, there will no longer be any Securities issued and outstanding and, accordingly, the First Leesport Capital Trust I (the “Trust”) will be dissolved.

The notice of redemption was sent by The Bank of New York Mellon, the trustee for the Trust, to the registered holders of the Securities on July 11, 2013.

The information in this Report is furnished solely pursuant to Item 7.01 of this Current Report on Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: July 12, 2013	By:	/s/ Francis M. Fetsko
Francis M. Fetsko Executive Vice President